As filed with the Securities and Exchange Commission on May 6, 2011
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Shutterfly, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3330068
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
2800 Bridge Parkway
Redwood City, California 94065
(Address of Principal Executive Offices)(ZIP Code)

 Jeffrey T. Housenbold
President and Chief Executive Officer
c/o Shutterfly, Inc.
2800 Bridge Parkway
Redwood City, California 94065
 (650) 610-5200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

 Copies to:

Robert S. Townsend, Esq. Brandon C. Parris, Esq. Morrison & Foerster LLP 425 Market Street San Francisco, CA 94105 (415) 268-7000	Charlotte Falla, Esq. Vice President, Legal and General Counsel c/o Shutterfly, Inc. 2800 Bridge Parkway Redwood City, CA 94065 (650) 610-5200

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value	4,013,809	$62.57	$251,123,960	$29,155

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plans.

(2)
Calculated solely for purposes of this offering under Rule 457(c) of the Securities Act of 1933, as amended.  The price of $62.57 per share represents the average of the high and low price per share of the Registrant’s Common Stock, as reported on the Nasdaq Global Market on April 29, 2011.

PROSPECTUS

SHUTTERFLY, INC.

4,013,809 Shares of Common Stock

This prospectus relates to an aggregate of up to 4,013,809 shares of common stock of Shutterfly, Inc. (“Shutterfly”) that may be resold from time to time by the selling stockholders named on page 6 of this prospectus for their own account.  We will not receive any proceeds from the sale of shares offered by the selling stockholders.  See “Selling Stockholders” and “Plan of Distribution.”

The selling stockholders acquired the shares in connection with the consummation of our acquisition of all of the outstanding capital stock of Tiny Prints, Inc. (“Tiny Prints”).  The selling stockholders may sell the shares directly to purchasers or, through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.  The selling stockholders may sell the shares at any time at market prices prevailing at the time of sale, at prices related to such market prices, at fixed prices or prices subject to change or at privately negotiated prices.  This prospectus describes the general manner in which the shares may be offered and sold by the selling stockholders.  If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus.

Our common stock is listed on The Nasdaq Global Market under the symbol “SFLY.”  On April 29, 2011 the closing sale price of our common stock, as reported on The Nasdaq Global Market, was $61.56 per share.

  Investing in our securities involves a high degree of risk. You should carefully consider the risks described under "Risk Factors" in Item 1A of our most recent Annual Report on Form 10-K filed on February 7, 2011 (which document is incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any supplement hereto before making a decision to invest in our securities. See "Risk Factors" on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is April 29, 2011

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (“SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using a “shelf” registration, or continuous offering, process.  Under this shelf registration process, the selling stockholders may, from time to time, sell or otherwise dispose of up to 4,013,809 shares of our common stock.

You should rely only on the information we have provided or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with additional or different information.  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus.  You must not rely on any unauthorized information or representation.  You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents.  This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction where such offer or sale is not permitted.

This prospectus incorporates information by reference, including important business and financial information about us that is not included in or delivered with this document.  You should read the additional information described under “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” on page 10.

This prospectus may be supplemented from time to time by one or more prospectus supplements.  Any such prospectus supplements may include additional information, such as additional risk factors or other special considerations applicable to us, our business or results of operations or our common stock, and may also update or change the information in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Unless the context otherwise requires, the terms “we,” “our,” “us,” and “Shutterfly” refer to Shutterfly, Inc., a Delaware corporation.

PROSPECTUS SUMMARY

This section contains a general summary of information contained elsewhere in this prospectus.  It may not include all of the information that is important to you.  Our business is subject to a number of risks, which we describe in the “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on February 7, 2011, which is incorporated by reference herein.  See “Incorporation of Certain Information by Reference” on page 10.  You should read the entire prospectus, and the documents incorporated by reference before making an investment decision.

Shutterfly, Inc.

We are an Internet-based social expression and personal publishing service that enables consumers to share, print and preserve their memories by leveraging our technology, manufacturing, web-design and merchandising capabilities.  Our vision is to make the world a better place by helping people share life’s joy.  Our mission is to build an unrivaled service that enables deeper, more personal relationships between our customers and those who matter most in their lives.  Our primary focus is on helping consumers manage their memories through the powerful medium of photography.  We provide a full range of personalized photo-based products and services that make it easy, convenient and fun for consumers to upload, edit, enhance, organize, find, share, create, print, and preserve their memories in a creative and thoughtful manner.

We were incorporated in Delaware in 1999.  In September 2006, we completed our initial public offering and our common stock is listed on the Nasdaq Global Market under the symbol “SFLY.”  Our principal corporate offices are located at 2800 Bridge Parkway, Redwood City, California, and our phone number at that address is (650)-610-5200.

“Shutterfly” and the Shutterfly logo are trademarks of Shutterfly.  Other service marks, trademarks and tradenames referred to in this prospectus are the property of their respective owners.

Acquisition of Tiny Prints

On March 21, 2011, we entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Shutterfly, Horsley Acquisition Sub I, Inc., a wholly owned subsidiary of Shutterfly (“Merger Sub”), Horsley Acquisition Sub II, LLC, a wholly owned subsidiary of Shutterfly (“Sister Sub”), Tiny Prints and the stockholder representative.  Pursuant to the Merger Agreement, Merger Sub merged with and into Tiny Prints (the “Initial Merger”), with Tiny Prints as the transitory surviving corporation, immediately after which Tiny Prints merged with and into Sister Sub (the “Subsequent Merger”), with Sister Sub as the surviving company.  The Initial Merger, together with the Subsequent Merger, is collectively referred to herein as the “Merger.”  The Merger was completed on April 25, 2011.

Registration Rights

In connection with the Merger, we entered into a registration rights agreement (the “Registration Rights Agreement”) on April 25, 2011 with the selling stockholders.  Pursuant to the Registration Rights Agreement, we are required to file a registration statement, of which this prospectus forms a part, and to use our reasonable efforts to keep it effective while any “Registrable Stock” is outstanding.

As defined in the Registration Rights Agreement, shares of our common stock issued to the selling stockholders pursuant to the terms of the Merger Agreement are deemed “Registrable Stock.”  Pursuant to the terms of the Registration Rights Agreement, shares of our common stock shall cease to be Registrable Stock, and our obligations under the Registration Rights Agreement with respect to a selling stockholder, subject to the terms of the Registration Rights Agreement, shall terminate, upon the earliest date to occur:

o	the date this registration statement has been declared effective and such Registrable Stock has been disposed of pursuant to the registration statement,

o
the date such Registrable Stock (i) has been sold in a transaction that is exempt from registration pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), or (ii) has been sold, transferred or otherwise disposed of (other than, for purposes of this clause (ii), pursuant to a permitted transfer, as provided in the Registration Rights Agreement),

o	the date such Registrable Stock may be sold by a selling stockholder without restriction or limitation pursuant to the last sentence of Rule 144(b)(1)(i) under the Securities Act, or

o	the date such Registrable Stock ceases to be outstanding.

Pursuant to the terms of the Registration Rights Agreement, the selling stockholders have each covenanted and agreed with us that at any time that such selling stockholder holds Registrable Stock and Rule 144 is otherwise available to such selling stockholder for sales of Registrable Stock, such Selling stockholder will use Rule 144 for all offers, sales, transfers or other dispositions of any Registrable Stock, and shall not use this registration statement (including the related prospectus or any prospectus supplement) to effect any such transactions or any other transactions as may be contemplated by the Plan of Distribution set forth herein.   For purposes of the Registration Rights Agreement, the term “Rule 144 is otherwise available” is defined to mean that, solely as it relates to affiliates of Shutterfly (as the term “affiliate” is defined in Rule 144 and as determined by Shutterfly in its good faith determination (but in all cases including Section 16 officers as defined under the Exchange Act)), Rule 144 shall not in any way limit such affiliate selling stockholder’s intended resale of any Registrable Stock as to timing or amount.

Lock-Up Agreements

In addition, pursuant to the terms of the Merger Agreement, each selling stockholder entered into a lock-up agreement with us providing that, without our prior written consent, such selling stockholder will not, directly or indirectly offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of our common stock received in the Merger (excluding any shares of our common stock held in escrow pursuant to the provisions of the Merger Agreement) (the “Lock-Up Shares”) or enter into any hedging transaction covering:

(a) as it relates to the selling stockholders (other than the former founders of Tiny Prints), all Lock-Up Shares for a period from the date of the lock-up agreement until the 6 month anniversary of the closing date of the Merger, and

(b) as it relates to the selling stockholders that are former founders of Tiny Prints:

o	50% of the Lock-Up Shares from the date of the lock-up agreement until the 6 month anniversary of the closing date of the Merger,

o	25% of the Lock-Up Shares from the date of the lock-up agreement until the 12 month anniversary of the closing date of the Merger, and

o	25% of the Lock-Up Shares from the date of the lock-up agreement until the 18 month anniversary of the closing date of the Merger.

Indemnification; Escrow

Pursuant to the terms of the Merger Agreement, approximately 401,372 shares of our common stock issued in the Merger are being held in escrow as security for the potential payment of the selling stockholders’ indemnification obligations under the Merger Agreement and will be released, if at all, 12 months after the closing date of the Merger or such later time as all claims against the escrow fund have been settled.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks and uncertainties described in the “Risk Factors” sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on February 7, 2011, and all other reports that we file pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this prospectus.  Our subsequent filings with the SEC may contain amended and updated discussions of significant risks.  See “Incorporation of Certain Information by Reference” on page 10.  These risk factors should be read together with the financial and other information contained or incorporated by reference in this prospectus before making a decision to buy our common stock.  If any of the risks actually occur, our business, financial condition and results of operations could be adversely impacted.  In these circumstances, the market price of our common stock could decline and you may lose all or part of your investment in our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus, include or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act.  These forward-looking statements include all statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference in this prospectus, including statements regarding our future financial position, business strategy and the plans and objectives of management for future operations.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “could,” “will” and variations of these words or similar expressions are intended to identify forward-looking statements.

We have based these forward-looking statements largely upon our current expectations, estimates and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs.  These statements reflect our beliefs and certain assumptions based upon information made available to us at the time of this prospectus or the time of the documents incorporated by reference.

Such forward-looking statements are only predictions, which may differ materially from actual results or future events.  Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved.  Among the factors that could cause our actual results to differ materially from those expressed in or implied by the forward-looking statements are risks and uncertainties described in the “Risk Factors” set forth in our periodic reports filed with the SEC which are incorporated by reference into this prospectus.  See “Risk Factors” above.  These factors are not intended to represent a complete list of the general or specific factors that may affect presently or in the future, and the factors set forth in the documents incorporated by reference.  Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.  You are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.  See “Where You Can Find More Information” on page 10.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

SELLING STOCKHOLDERS

The following table sets forth information regarding the selling stockholders named below and the shares that may be offered and sold from time to time by them pursuant to this prospectus.  The information set forth below is based on written representations provided to us by the selling stockholders.  The selling stockholders named below are referred to in this prospectus as the “selling stockholders.”

All of the shares of common stock that may be offered and sold pursuant to this prospectus were issued to the selling stockholders in connection with the Merger in accordance with the terms of the Merger Agreement pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation D under the Securities Act.  In connection with the Merger, we agreed to register the shares of common stock offered under this prospectus under the Securities Act.  The share amounts in the table below include the common stock subject to the lock-up agreements and the terms of escrow of the Merger Agreement.  See “Prospectus Summary — Acquisition of Tiny Prints” on page 2.

The selling stockholders may offer from time to time all or some or none of their shares under this prospectus.  Since the selling stockholders are not obligated to sell, transfer or otherwise dispose of their shares, and because the selling stockholders may acquire our publicly-traded common stock, we cannot estimate how many shares each selling stockholder will own after this offering.  The table below assumes that the selling stockholders will sell the shares of common stock covered by this prospectus.

Unless otherwise indicated in the footnotes below, based on representations made to us by the selling stockholders, to our knowledge, none of the selling stockholders has or within the past three years has had, any position, office or other material relationship with us or any of our affiliates.  Based on written representations received by the selling stockholders, to our knowledge, except as may be otherwise set forth in the footnotes to the table below (a) none of the selling stockholders are broker-dealers or affiliates of broker-dealers, nor does any selling stockholder have direct or indirect agreements or understandings with any person to distribute their shares, and (b) the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that he, she or it beneficially owns, subject to applicable community property laws.

We have determined beneficial ownership in accordance with the rules of the SEC.  None of the selling stockholders beneficially own 5% or more of our outstanding common stock, based on 33,343,305 shares of our common stock outstanding as of April 29, 2011.

Name of Selling Stockholder	Number of Shares Beneficially Owned Before the Offering	Number of Shares Beneficially Owned Prior to the Offering	Maximum Number of Shares to be Offered by Each Stockholder	Number of Shares Beneficially Owned After the Offering
Kelly Berger (1)	553,700	-	553,700	-
Laura Ching (2)	518,343	-	518,343	-
Ed Han (3)	589,282	-	589,282	-
Summit Partners Venture Capital Fund II-A, L.P. (4)	753,211	-	753,211	-
Summit Partners Venture Capital Fund II-B, L.P. (4)	386,020	-	386,020	-
Summit Investors VI, L.P. (4)	4,626	-	4,626	-
TCV VI, L.P. (5)	1,134,872	-	1,134,872	-
TCV Member Fund, L.P. (6)	8,985	-	8,985	-
Kimberly Caramanica(7)	528	-	528	-
Artemisa Saucedo(8)	730	-	730	-
Manoj Kokal(9)	2,085	-	2,085	-
Bianca Ling(10)	1,564	-	1,564	-
Cascadia Capital LLC(11)	37,992	-	37,992	-
Lighthouse Capital Partners VI, LLP(12)	7,725	-	7,725	-
Paul Krellwitz(13)	6,864	-	6,864	-
Lea Armstrong and Bradley Armstrong, Husband and Wife as Community Property(14)	853	-	853	-
Tara Nicole Adams and Justin Jay Adams, Husband and Wife as Community Property(15)	450	-	450	-
Raage Bullaleh(16)	528	-	528	-
Catherine Miserany(17)	318	-	318	-
Total shares of common stock	4,008,676	-	4,008,676	-

(1)	Mr. Berger was a co-founder and Chief Technical Officer of Tiny Prints, and is currently employed by us as Vice President of Products, Tiny Prints.
(2)	Ms. Ching was a co-founder of Tiny Prints and Chief Merchandising Officer of Tiny Prints, and is currently employed by us as Vice President of Merchandising, Tiny Prints.
(3)	Mr. Han was a co-founder of Tiny Prints and CEO of Tiny Prints, and is currently employed by us as Vice President and General Manager, Tiny Prints.
(4)
Summit Master Company, LLC is the general partner of Summit Partners, L.P. and Summit Investors VI, L.P.  Summit Partners, L.P. is the managing member of Summit Partners VC II, LLC, which is the general partner of Summit Partners VC II, L.P., which is the general partner of Summit Partners Venture Capital Fund II-A, L.P. and Summit Partners Venture Capital Fund II-B, L.P.  The aforementioned entities are collectively referred to as “the Summit Entities.”  Summit Partners, L.P., through a two-person investment committee currently composed of Martin J. Mannion and Bruce R. Evans, has voting and dispositive authority over the shares held by the Summit Entities, and therefore may beneficially own such shares.  Mr. Mannion and Mr. Evans, as members of the two-person investment committee, have voting and dispositive authority over the shares held by the Summit Entities, and therefore may beneficially own the shares.  Each of the Summit Entities, Mr. Mannion and Mr. Evans disclaim beneficial ownership of the shares.

(5)
TCV Member Fund, L.P.  (“TCV MF”) is organized as a “blind pool” partnership in which the limited partners (or equivalents) have no discretion over investment or sale decisions, are not able to withdraw from TCV MF except under exceptional circumstances, and generally participate ratably in each investment made by TCV MF.  One of the general partners of TCV MF is Technology Crossover Management VI, L.L.C. (“TCM VI”).  The investment activities of TCM VI are managed by Jay C. Hoag, Richard H. Kimball, John L. Drew, William J.G. Griffith IV, Jon Q. Reynolds, Jr. and Robert W. Trudeau (collectively, the “TCM Members”) who share voting and dispositive power with respect to the shares beneficially owned by TCV MF.  TCM VI and the TCM Members disclaim beneficial ownership of any shares held by TCF MF except to the extent of their respective pecuniary interests therein.

(6)
TCV VI, L.P. (“TCV VI”) is organized as a “blind pool” partnership in which the limited partners (or equivalents) have no discretion over investment or sale decisions, are not able to withdraw from TCV VI except under exceptional circumstances, and generally participate ratably in each investment made by TCV VI.  The sole general partner of TCV VI is Technology Crossover Management VI, L.L.C. (“TCM VI”).  The investment activities of TCM VI are managed by Jay C. Hoag, Richard H. Kimball, John L. Drew, William J.G. Griffith IV, Jon Q. Reynolds, Jr. and Robert W. Trudeau (collectively, the “TCM Members”) who share voting and dispositive power with respect to the shares beneficially owned by TCV VI.  TCM VI and the TCM Members disclaim beneficial ownership of any shares held by TCF VI except to the extent of their respective pecuniary interests therein.

(7)	Ms. Caramanica was a former employee of Tiny Prints.
(8)	Ms. Saucedo was a former employee of Tiny Prints.
(9)	Mr. Kokal was a former employee of Tiny Prints.
(10)	Ms. Ling was a former employee of Tiny Prints.
(11)	Cascadia Capital Holdings, LLC is the entity managing Cascadia Capital, LLC. Michael Butler, CEO of Cascadia Capital, LLC will share voting or investment power over the shares.
(12)
Lighthouse Management Partners VI, L.L.C. is the managing general partner of Lighthouse Capital Partners VI, L.P.  Cristy Barnes, Ryan Turner, Jeff Griffor, Ned Hazen and Gwill York share voting or investment power over the shares.

(13)	Mr. Krellwitz was a former employee of Tiny Prints.
(14)	Ms. Armstrong was a former employee of Tiny Prints.
(15)	Ms. Adams was a former employee of Tiny Prints.
(16)	Mr. Bullaleh was a former employee of Tiny Prints.
(17)	Ms. Miserany was a former employee of Tiny Prints.

PLAN OF DISTRIBUTION

The shares of common stock listed in the table appearing under the heading “Selling Stockholders” are being registered pursuant to the terms of the Registration Rights Agreement and the Merger Agreement.  See “Prospectus Summary — Acquisition of Tiny Prints” on page 2, which discussion is incorporated herein by reference.  Registration of the shares of common stock covered by this prospectus does not mean, however, that those shares necessarily will be offered or sold.  We will not receive any of the proceeds from the sale of the common stock by the selling stockholders.  Based on written representations received by the selling stockholders, to our knowledge, the selling stockholders have not entered into any arrangements or understandings with any underwriter, broker-dealer or agent with respect to the sale of the shares covered by this prospectus.

Any or all of the selling stockholders may offer the shares of common stock from time to time, either in increments or in a single transaction.  The selling stockholders may also decide not to sell any, or all, of the shares of common stock they are allowed to sell under this prospectus.  The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each such sale.

The selling stockholders may sell such shares from time to time directly to purchasers (including pledgees) or through underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	through The Nasdaq Global Market or on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•	through the exercise of purchased or written options;
•	through a combination of any such methods; or
•	through any other method permitted under applicable law and our insider trading policy.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  Broker-dealer transactions may include:

•	a block trade in which a broker-dealer may resell all or part of the block, as principal or agent, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and a subsequent resale by the broker-dealer for its account;
•	pledges of shares to a broker-dealer, who may, in the event of default, purchase or sell the pledged shares; or
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, subject to the terms of the applicable lock-up agreements entered into by the selling stockholders with us, selling stockholders who are neither employees of ours nor otherwise subject to our insider trading policy, may enter into option, derivative or hedging transactions with respect to the shares, and any related offers or sales of shares may be made pursuant to this prospectus.  For example, subject to the terms of the applicable lock-up agreement, the selling stockholders may:

•	enter into transactions involving short sales of the shares by broker-dealers in the course of hedging the positions they assume with selling stockholders;
•	sell shares short themselves and deliver the shares registered hereby to settle such short sales or to close out stock loans incurred in connection with their short positions;
•
write call options, put options or other derivative instruments (including exchange-traded options or privately negotiated options) with respect to the shares, or which they settle through delivery of the shares;

•
enter into option transactions or other types of transactions that require the selling stockholder to deliver shares to a broker, dealer or other financial institution, who may then resell or transfer the shares under this prospectus; or

•	lend the shares to a broker, dealer or other financial institution, which may sell the lent shares.

These options, derivative and hedging transactions may require the delivery to a broker, dealer or other financial institution of shares offered hereby, and such broker, dealer or other financial institution may resell such shares pursuant to this prospectus.

We have informed the selling stockholders that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to their sales of common stock.

Brokers, dealers, agents or underwriters participating in transactions as agent may receive compensation in the form of discounts, concessions or commissions from the selling stockholders (and, if they act as agent for the purchaser of the shares, from such purchaser).  The discounts, concessions or commissions as to a particular broker, dealer, agent or underwriter might be in excess of those customary in the type of transaction involved.

The selling stockholders and any underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, commissions or concessions received by any underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.  Neither we nor the selling stockholders can presently estimate the amount of such compensation.  Any selling stockholder who is an “underwriter” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation.

Pursuant to the terms of the Registration Rights Agreement, other than in connection with any underwritten offering, we have agreed to pay substantially all expenses incident to this offering of the shares by the selling stockholders to the public, other than commissions, discounts, brokerage fees or other expenses of underwriters, brokers, dealers or agents.   Pursuant to the terms of the Registration Rights Agreement, the selling stockholders will bear all of the costs and expenses incident to an underwritten offering of their shares.

Pursuant to the terms of the Merger Agreement and the Registration Rights Agreement, we and the selling stockholders have agreed to indemnify each other against specific liabilities, including liabilities arising under the Securities Act, in connection with the registration for resale of the common stock offered under this prospectus.  In addition, the selling stockholders may agree to indemnify any underwriter, agent, broker or dealer that participates in transactions involving sales of common stock against specific liabilities, including liabilities arising under the Securities Act.

In order to comply with certain states’ securities laws, if applicable, the shares sold in those jurisdictions may only be sold through registered or licensed brokers or dealers.  In addition, in certain states, the shares may not be sold unless the shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

We do not assure you that the selling stockholders will sell any or all of the shares offered by them pursuant to this prospectus.  In addition, we do not assure you that the selling stockholders will not transfer, devise or gift the shares by other means not described in this prospectus.  Moreover any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 are required, pursuant to the terms of the Registration Rights Agreement, to be sold under Rule 144 rather than pursuant to this prospectus.  See “Prospectus Summary — Acquisition of Tiny Prints” on page 2.

Pursuant to the terms of the Registration Rights Agreement, we may suspend the use of this prospectus if, among other things, we learn of any event that causes this prospectus to include an untrue statement of a material fact or omit to state a material fact required to be stated in this prospectus or necessary to make the statements in this prospectus not misleading in light of the circumstances then existing.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Charlotte Falla, Esq., Vice President, Legal and General Counsel of Shutterfly.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report(s) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Tiny Prints, Inc. appearing in the Current Report on Form 8-K/A of Shutterfly, Inc. dated May 4, 2011 for the three year period ended December 31, 2010 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein, and incorporated herein by reference.  Such financial statements are incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents.  We incorporate by reference in this prospectus the information contained in the following documents:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2010;

•	our current reports on Form 8-K filed February 2, 2011, February 16, 2011; March 21, 2011; April 25, 2011; April 27, 2011; Form 8-K/A filed on May 4, 2011;

•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 19, 2006 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•
all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering, as of the date of filing of such documents.

You may obtain copies of the documents we incorporate by reference in the registration statement of which this prospectus is a part, from us, free of cost, by making a written or oral request at Shutterfly, Inc., Attention: Investor Relations, 2800 Bridge Parkway, Redwood City, CA 94065 or (650) 610-5200.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purpose of this prospectus to the extent that a statement contained in this prospectus (or in any document incorporated by reference therein) or in any other subsequently filed document that is or is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.  In addition, we file those materials electronically with the SEC through the SEC’s EDGAR system.  The SEC maintains a website at http://www.sec.gov that contains the reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.  You also can access electronic versions of our reports, proxy statements and other information at our Investor Relations website located at http://www.shutterfly.com.  We make available free of charge on our website those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file them with or furnish them to the SEC.  Information contained on our website is not part of this prospectus or our other filings with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered with this prospectus.  This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC.  You should refer to the registration statement for further information with respect to us and the common stock.  Copies of the registration statement, including exhibits, may be inspected without charge at the SEC’s Public Reference Room and on the SEC’s website at the addresses set forth above.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus.  You must not rely on any unauthorized information or representations.  This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus is currently only as of its date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the common stock being registered hereby.  All expenses of the offering will be paid by the Registrant.  All amounts are estimated except the SEC registration fee.

SEC Registration fee	$29,155
Printing fees	-
Accounting fees and expenses	5,000
Legal fees and expenses	25,000
Transfer agent fees and expenses	10,000
Miscellaneous fees and expenses	-
Total	$69,155

ITEM 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations.  The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).

As permitted by the Delaware General Corporation Law, the Registrant’s certificate of incorporation includes a provision that eliminates the personal liability of a director for monetary damages resulting from breach of his fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s bylaws provide that:

•
the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions where indemnification is not permitted by applicable law;

•
the Registrant is require to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

In addition, the Registrant has entered into indemnity agreements with each of its current directors and officers.  These agreements provide for the indemnification of the Registrant’s officers and directors for all expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant.

The Registrant has obtained directors’ and officers’ insurance to cover its directors, officers and some of its employees for certain liabilities.

Reference is made to the following documents filed as exhibits (under the exhibit number set below) to the Registrant’s Registration Statement on Form S-1 (File No. 333-135426) filed with the Commission on June 29, 2006) regarding relevant indemnification provisions described above and elsewhere herein:

1.	Form of Underwriting Agreement (see Exhibit 1.01)

2.	Restated Certificate of Incorporation (see Exhibit 3.03)

3.	Restated Bylaws (see Exhibit 3.05)

4.	Fifth Amended and Restated Investors’ Rights Agreement dated November 11, 2005 (see Exhibit 4.02)

5.	Form of Indemnity Agreement (see Exhibit 10.01)

At present, there is no pending litigation or proceeding involving a director or executive officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any executive officer or director.

ITEM 16. Exhibits.

The following exhibits are filed with or incorporated by reference into this registration statement:

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Date of First Filing	Exhibit Number	Provided Herewith
2.01	Agreement and Plan of Merger by and among the Registrant, Horsley Acquisition Sub I, Inc., a wholly-owned subsidiary of Shutterfly, and Horsley Acquisition Sub II, LLC, a wholly-owned subsidiary of Shutterfly, Tiny Prints, Inc. and the Stockholder Representative.	8-K	001-33031	March 21, 2011	2.01
3.01	Registrants’ Restated Certificate of Incorporation.	S-1	333-135426	June 29, 2006	3.03
3.02	Registrant’s Restated Bylaws.	S-1	333-135426	June 29, 2006	3.05
4.01	Form of Registrant’s common stock certificate.	S-1	333-135426	June 29, 2006	4.01
5.01	Opinion of Counsel regarding the legality of the securities being registered					X
23.01	Consent of Counsel (included in Exhibit 5.1)					X
23.02	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm					X
23.03	Consent of Ernst & Young, LLP, Independent Auditors					X
24.01	Power of Attorney (See Page 16)					X

ITEM 17. Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

c.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

Paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a.
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date of the filed prospectus was deemed part of and included in the registration statement; and

b.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Shutterfly, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on May 6, 2011.

SHUTTERFLY, INC.

Date	By:	/s/ Jeffrey T. Housenbold
Jeffrey T. Housenbold
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jeffrey T. Housenbold and Mark J. Rubash, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ Jeffrey T. Housenbold	President, Chief Executive Officer
Jeffrey T. Housenbold	and Director (Principal Executive Officer)	May 6, 2011

/s/ Mark J. Rubash	Chief Financial Officer
Mark J. Rubash	(Principal Financial and Accounting Officer)	May 6, 2011

/s/ Philip A. Marineau	Chairman of the Board of Directors
Philip A. Marineau	and Director	May 6, 2011

/s/ Eric J. Keller	Director
Eric J. Keller		May 6, 2011

/s/ Stephen J. Killeen	Director
Stephen J. Killeen		May 6, 2011

/s/ Nancy J. Schoendorf	Director
Nancy J. Schoendorf		May 6, 2011

/s/ Brian T. Swette	Director
Brian T. Swette		May 6, 2011

/s/ James N. White	Director
James N. White		May 6, 2011

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
5.01	Opinion of Counsel regarding the legality of the securities being registered
23.01	Consent of Counsel (included in Exhibit 5.1)
23.02	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.03	Consent of Ernst & Young, LLP, Independent Auditors
24.01	Power of Attorney (See Page 16)